SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported) March 27,. 2001

Millionaire.com Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada 000-28601 23-2970840

(State or Other Jurisdiction (Commission                         (IRS Employer
of Incorporation) File Number)          Identification No.)

18 Plantation Park Drive, Bluffton, SC                            29910

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (843)- 757-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountants.

(a) On March 27, 2001, Millionaire.com (the "Company") selected the firm of Merdinger, Fruchter, Rosen & Corso, P.C. ("MFR&C") as the Company's new independent auditor. The Company simultaneously dismissed Grant Thornton LLP ("Grant") as its independent auditor. These actions were approved by the Board of Directors of the Company on March 27, 2001.

Grant's report on Millionaire.com's financial statements for the fiscal year ended December 31, 1999 and the twenty weeks ended December 31, 1998, did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles, except that Grant's report on Millionaire.com's financial statements for the twenty weeks ended December 31, 1998 and for the fiscal year ended December 31, 1999 contain a modification as to the uncertainty of Millionaire.com's ability to continue as a going concern.

During the period ended December 31, 1998 and the fiscal year ended December 31, 1999 and through the date of termination of the engagement, there were no disagreements with Grant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with respect to Millionaire.com's financial statements that, if not resolved to Grant's satisfaction, would have caused Grant to make reference to the subject matter of the disagreement in connection with Grant's report.

During the period ended December 31, 1998 and the fiscal year ended December 31, 1999 and through the date of termination of the engagement, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission") except as follows:

Grant issued a letter dated February 2, 2000, in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 31, 1999. This letter described certain internal control weaknesses, considered to be reportable conditions as defined by the American Institute of Certified Public Accountants, and recommended actions to provide for timely reconciliation of significant balance sheet accounts and strengthening controls surrounding accounting for payroll transactions and payroll taxes. The Board of Directors has discussed the subject matter of Grant's recommendation and has taken measures to improve its internal control structure in response to the above recommendations by Grant and, as a result, believes that its internal control structure is sufficient. The Board of Directors has also authorized Grant to respond fully to the inquiries of MFR&C concerning the subject matter of the above recommendations.

Millionaire.com has requested that Grant furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. Such letter is filed as Exhibit 16.1 hereto.

The Company has not consulted with MFR&C regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the two most recent fiscal years through the present.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No. Description

16.2 Letter dated May 21, 2001 from Grant Thornton LLP to the Securities and Exchange Commission regarding change in certifying accountants.

 Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIONAIRE.COM INC..

Date: May 22, 2001 By: /s/ Robert L. White

Robert L. White

Chief Executive Officer